Exhibit 10.1

THIRD AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This Third Amendment to Revolving Credit, Term Loan and Security Agreement (this "Third Amendment") is dated this 9th day of March, 2018, by and among UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation ("Universal"), DUNKIRK SPECIALTY STEEL, LLC, a Delaware limited liability company ("Dunkirk"), NORTH JACKSON SPECIALTY STEEL, LLC, a Delaware limited liability company ("North Jackson") (Universal, Dunkirk, North Jackson are collectively, the "Borrowers", and each a "Borrower"), the LENDERS party hereto, and PNC BANK, NATIONAL ASSOCIATION ("PNC"), in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders, the Administrative Agent, PNC and BANK OF AMERICA, N.A., as co-collateral agents for Lenders entered into that certain Revolving Credit, Term Loan and Security Agreement, dated as of January 21, 2016, as amended by that certain (i) First Amendment to Revolving Credit, Term Loan and Security Agreement, dated May 12, 2017 and (ii) Second Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 23, 2017 (as further amended, modified, supplemented, extended, renewed or restated from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.

2.Section 1.2 of the Credit Agreement is hereby amended by inserting the following definitions in their appropriate alphabetical order:

"CDE" shall mean BCC NMTC CDE XXVII LLC, a Massachusetts limited liability company.

"Investment Fund" shall mean Dunkirk Investment Fund, LLC, a Delaware limited liability company.

"Leverage Lender" shall mean Dunkirk Leverage Loan Partners LLC, a Delaware limited liability company.

"Leverage Loan" shall mean that certain loan by Leverage Lender to the Investment Fund in the amount of Six Million Six Hundred Sixty-Five Thousand and No/100 Dollars ($6,665,000.00) pursuant to the Leverage Loan Documents.

"Leverage Loan Documents" shall mean, collectively, (i) certain Loan and Security Agreement (Leverage Loan), dated the Third Amendment Closing Date, by and between Leverage Lender and the Investment Fund, (ii) that certain Promissory Note (Leverage Loan), dated the Third Amendment Closing Date, made by the Investment Fund in favor of Leverage Lender in the principal amount of $6,665,000.00, (iii) that certain Forbearance Agreement (Leverage Loan), dated the Third Amendment Closing Date, by and among PNC New Markets Investment Partners, LLC, the Investment Fund and Leverage Lender, and (iv) all other agreements, documents, instruments and/or certificates delivered in connection with the foregoing.

"New Markets Tax Credit" means the “new markets tax credit” program permitted pursuant to Section 45D of the Code.

"NMTC Documents" shall mean, collectively, the Leverage Loan Documents, the QLICI Loan Documents and the Source Loan Documents.

"NMTC Projections" shall mean the Financial Projections, as such term is defined in the QLICI Loan Documents.

"QLICI Loans" shall mean the loans in the aggregate principal amount not to exceed $9,500,000 made by CDE to Dunkirk pursuant to the QLICI Loan Documents.

"QLICI Loan Documents" shall mean, collectively, (i) that certain Loan Agreement by and between CDE and Dunkirk, dated the Third Amendment Closing Date, (ii) that certain Promissory Note A, dated the Third Amendment Closing Date, made by Dunkirk in favor of CDE in the principal amount of $6,665,000.00, (iii) that certain Promissory Note B, dated the Third Amendment Closing Date, made by Dunkirk in favor of CDE in the principal amount of $2,835,000.00, (iv) that certain Guaranty of Payment, dated as of the Third Amendment Closing Date, executed by Universal and North Jackson in favor of CDE, (v) that certain New Markets Tax Credit Compliance Agreement, dated the Third Amendment Closing Date, entered into by Dunkirk, Universal and North Jackson for the benefit of CDE and the Investment Fund, (vi) that certain Account Pledge Agreement (Disbursement Account), dated as of the Third Amendment Closing Date, by and between Dunkirk and CDE, (vii) that certain Deposit Account Control

Agreement (Hard Account Agreement), dated as of the Third Amendment Closing Date, by and among Dunkirk, CDE and PNC Bank, National Association, (viii) that certain Cost Reimbursement Certification and Agreement, dated as of the Third Amendment Closing Date, by Universal and Dunkirk to and for the benefit of CDE, (ix) the NMTC Projections and (x) all other agreements, documents, instruments and/or certificates delivered in connection with the foregoing.

"Source Lender" shall mean Dunkirk Source Lender LLC, a Delaware limited liability company.

"Source Loan" shall mean that certain loan by Universal to Source Lender in the aggregate principal amount of $299,925 pursuant to the Source Loan Documents.

"Source Loan Documents" shall mean, collectively, (i) that certain Loan Agreement, dated the Third Amendment Closing Date, by and between Universal and Source Lender, (ii) that certain Promissory Note (Source Loan), dated the Third Amendment Closing Date, made by Universal in favor of Source Lender in the principal amount of $299,925 and (iii) all other agreements, documents, instruments and/or certificates delivered in connection with the foregoing.

"Third Amendment Closing Date" shall mean March 9, 2018.

3.Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:

"Availability Block" shall mean Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).  Upon completion and acceptance by the Co-Collateral Agents of an equipment or Real Property Collateral appraisal in accordance with Section 4.7, the Co-Collateral Agents shall have the right, in their sole discretion upon written notice to the Borrowing Agent, to increase the Availability Block by the positive difference, if any, between (A) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), minus (B) the difference between (x) the sum of (i) eighty-five percent (85%) of the net orderly liquidation value of the equipment, (ii) fifty percent (50%) of the fair market value of the Real Property Collateral, and (iii) the then current Availability Block, minus (y) the then current outstanding principal balance of the Term Loan.

"Dunkirk Project" shall mean the Project, as such term is defined in the QLICI Loan Documents.

"Dunkirk Project Capital Expenditures" shall mean Capital Expenditures incurred in connection with the Dunkirk Project.

"Permitted Indebtedness" shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 7.8 hereof (including any extensions, renewals or refinancings thereof), provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders; (e) Indebtedness consisting of Permitted Loans made by one or more Loan Party(ies) to any other Loan Party(ies); (f) Indebtedness under the Gorbert Notes as they exist on the date of this Agreement (including any Refinancing Indebtedness in respect thereof); (g) Interest Rate Hedges, Commodity Hedges and Foreign Currency Hedges that are entered into by Loan Parties to hedge their risks with respect to outstanding Indebtedness of Loan Parties and not for speculative or investment purposes; (h) intercompany Indebtedness owing from one or more Loan Parties to any other one or more Loan Parties in accordance with clause (c) of the definition of Permitted Loans; (i) Indebtedness under the QLICI Loan Documents and (j) unsecured Indebtedness not otherwise permitted pursuant to this definition of Permitted Indebtedness which does not exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate at any time outstanding; provided that any such Indebtedness shall be evidenced by documentation satisfactory to the Administrative Agent in its Permitted Discretion.

"Permitted Investments" shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) Permitted Loans; (f) the equity investment by Universal in Leverage Lender on the Third Amendment Closing Date in the amount of $6,331,750; and (g) the transactions contemplated by that certain Option Agreement, dated as of the Third Amendment Closing Date, by and between Leverage Lender and PNC New Markets Investment Partners, LLC.

"Permitted Loans" shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) at any time outstanding; (c) intercompany loans between and among Loan Parties, so long as, at the request of Administrative Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the applicable Loan Party(ies)) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Administrative Agent in its sole discretion that has been delivered to Administrative Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(ies) that are the payee(s) on such note; and (d) the Source Lender Loan and the Leverage Loan.

"Unfunded Capital Expenditures" shall mean all Capital Expenditures of the Loan Parties on a consolidated basis other than those made utilizing the proceeds from financing provided by the applicable seller or third party lenders or proceeds from equity issuances, asset sales or insurance proceeds.  For the avoidance of doubt, Capital Expenditures made utilizing Revolving Advances shall be deemed Unfunded Capital Expenditures.  Notwithstanding anything in this Agreement to the contrary, Dunkirk Project Capital Expenditures shall not constitute Unfunded Capital Expenditures to the extent they are financed by the $3,510,000 loan or cash investment to be made by PNC New Markets Investment Partners, LLC to the Investment Fund on or prior to the Third Amendment Closing Date.

4.The definition of "Excluded Property" set forth in Section 1.2 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

In addition to the foregoing, Excluded Property shall include the Equity Interests owned by Universal in Leverage Lender.

5.The definition of "Permitted Encumbrances" set forth in Section 1.2 of the Credit Agreement is hereby amended by (i) deleting the reference therein to " and (k)" and in its stead inserting a reference to "; (k)", and (ii) adding the following new language to the end thereof, immediately prior to the "." at the end of such definition:

; and (l) Liens created pursuant to the documents described in items (vi) and (vii) of the definition of QLICI Loan Documents; provided that such Liens shall secure only those obligations which they secure on the Third Amendment Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Third Amendment Closing Date.

6.Section 2.1(a)(A)(y)(ii) of the Credit Agreement is hereby amended by deleting the reference therein to "seventy-five percent (75%) of the Maximum Revolving Advance Amount" and in its stead inserting a reference to "(x) from the Third Amendment Closing Date through and including June 30, 2018, eighty percent (80%) of the Maximum Revolving Advance Amount and (y) from July 1, 2018 and thereafter, seventy-five percent (75%) of the Maximum Revolving Advance Amount".

7.Section 3.3 of the Credit Agreement is hereby amended by adding the following new clause (d) to the end thereof, immediately following clause (c):

(d)	On the Third Amendment Closing Date, Borrowers shall pay to Administrative Agent for the ratable benefit of Lenders an amendment fee of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

8.The following new Section 5.28 is hereby added to the Credit Agreement, immediately following Section 5.27:

5.28

New Markets Tax Credit Structure.  The Dunkirk Project, the related investments and loans permitted hereunder and the transactions contemplated by the NMTC Documents comply in all respects with the New Markets Tax Credit program requirements as set forth in Section 45D of the Code (and all related treasury regulations).

9.Article VII of the Credit Agreement is hereby amended by deleting the reference set forth in the lead-in (or first (1st ) sentence) therein to "Loan Party" and in its stead inserting a reference to "Loan Party or Leverage Lender".

10.Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.10

Transactions with Affiliates.  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (ii) payment by Loan Parties of dividends and distributions permitted under Section 7.7 hereof, (iii) transactions contemplated by and pursuant to the NMTC Documents, and (iv) transactions disclosed to Administrative Agent in writing, which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

11.Section 7.12(a) of the Credit Agreement is hereby amended to add the following new sentence to the end thereof:

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, effective as of the date of formation thereof, Universal may form Leverage Lender, and Leverage Lender shall not be required to join as a Borrower or a Guarantor pursuant to the provisions of this Section 7.12.

12.Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.15

Amendment of Organizational Documents, Gorbert Documents or NMTC Documents.  (A) (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least fifteen (15) days prior written notice of such intended change to Administrative Agent, (y) in the case of any Loan Party, having received from Administrative Agent confirmation that Administrative Agent has taken all steps necessary for Administrative Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (z) in any case under clause (iv), having received the prior written consent of Administrative Agent and Required Lenders to such amendment, modification or waiver, (B) enter into any amendment, waiver or modification of any Gorbert Document, except as expressly permitted in the Gorbert Subordination Agreement or (C) enter into any amendment, waiver or modification of any NMTC Document without the prior written consent of the Administrative Agent.

13.The provisions of Sections 2 through 12 of this Third Amendment shall not become effective until the Administrative Agent shall have received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:

(a) this Third Amendment, duly executed by the Borrowers, the Lenders and the Administrative Agent;

(b) complete copies of the executed NMTC Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any)

and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof;

(c)evidence that the transactions contemplated by the NMTC Documents shall be consummated simultaneously with the effectiveness of this Third Amendment in accordance with the terms and conditions of the NMTC Documents, as heretofore reviewed by the Administrative Agent and without any amendment or waiver thereof not consented to by the Administrative Agent;

(d)payment of all fees and expenses owed to the Administrative Agent (including, without limitation, the fees payable pursuant to Section 7 of this Third Amendment), and the Administrative Agent's counsel in connection with this Third Amendment and the Credit Agreement; and

(e) such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.

14.Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

15.Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this Third Amendment, continues to secure the Obligations.

16.Each Loan Party represents and warrants to each Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this Third Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Third Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) such Loan Party's Organizational Documents or (b) any Law or any Material Contract or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this Third Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Third Amendment may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

17.Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Third Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or pursuant to this Third Amendment.

18.Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

19.The agreements contained in this Third Amendment are limited to the specific agreements made herein.  Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents or the Lenders under the Credit Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances.  This Third Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  This Third Amendment amends the Credit Agreement and is not a novation thereof.  Nothing expressed or implied in this Third Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Credit Agreement or any Other Document from any of its obligations and liabilities thereunder.

20.This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

21.This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this Third Amendment on the day and year first above written.

BORROWERS:
WITNESS: __/s/ Ziya M. Hajiyev________	UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. By: /s/ Paul A. McGrath (SEAL) Name:Paul A. McGrath Title: VP Administration, General Counsel
WITNESS: __/s/ Ziya M. Hajiyev________	DUNKIRK SPECIALTY STEEL, LLC By: /s/ Paul A. McGrath (SEAL) Name:Paul A. McGrath Title:Executive Officer
WITNESS: __/s/ Ziya M. Hajiyev________	NORTH JACKSON SPECIALTY STEEL, LLC By: /s/ Paul A. McGrath (SEAL) Name:Paul A. McGrath Title:Executive Officer

AGENT AND LENDERS:
PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent
By:__/s/ David B. Thayer________ Name:David B. Thayer Title:Vice President

BANK OF AMERICA, N.A., as a Lender
By:__/s/ Christy Bowen________ Name:Christy Bowen Title:Vice President